Exhibit 99.1

P R E S S A N N O U N C E M E N T

Investor Contact:	Press Contact:
Tom Barth	Rick Lacroix
Progress Software	Progress Software
+1 781 280 4135	+1 781 280 4604
tobarth@progress.com	rlacroix@progress.com

Progress Software Reports 2012 Fiscal Fourth Quarter and Year End Results

BEDFORD, MA, January 3, 2013 (BUSINESSWIRE) — Progress Software Corporation (NASDAQ: PRGS), a global software company that simplifies and enables the development, deployment and management of business applications, announced today results for its fiscal fourth quarter and fiscal year ended November 30, 2012.

As of the fiscal fourth quarter of 2012, the results of all non-Core product lines are reported in discontinued operations because those product lines have been divested or are under agreement to be divested, and have also met the accounting criteria for such classification. Continuing operations include the results of the Core product lines and principally general and administrative costs related to the non-Core product lines, which do not qualify for discontinued operations. References to the Core product lines or Core segment include Progress® OpenEdge® platform, DataDirect® Connect products and the Decision Analytics portfolio (comprising Progress Apama®, Progress Corticon® BRMS and the Progress Control Tower®). References to the non-Core product lines include Actional, Artix, DataXtend, FuseSource, ObjectStore, Orbacus, Orbix, Savvion, Shadow and Sonic.

Revenue from continued and discontinued operations was $121.7 million in the fiscal fourth quarter of 2012, compared to $136.3 million in the same quarter last year. Non-GAAP EPS was $0.42 in the fiscal fourth quarter of 2012, compared to $0.34 in the same quarter last year.

Consolidated results in the fiscal fourth quarter of 2012 were:

•
Revenue was $91.3 million, essentially flat on a constant currency basis year over year, or down 2% using actual exchange rates, and excludes $30.5 million and $42.8 million of revenue from discontinued operations in the current quarter and same quarter last year, respectively;

•	Income from operations was $16.9 million compared to $28.4 million in the same quarter last year;

•	Income from continuing operations was $11.6 million compared to $17.2 million in the same quarter last year;

•	Diluted earnings per share from continuing operations was $0.18 compared to $0.27 in the same quarter last year; and

•	Non-GAAP diluted earnings per share from continuing operations was $0.23 compared to $0.36 in the same quarter last year.

Results for the Core segment in the fiscal fourth quarter of 2012 were:

•	Core revenue was $91.3 million, essentially flat to the same quarter last year on a constant currency basis, or a decrease of 2% using actual exchange rates;

•	Core income from operations was $27.2 million compared to $42.7 million in the same quarter last year; and

•	Operating margin for the Core segment was 30%.

Phil Pead, President and Chief Executive Officer of Progress Software, said, "Overall, we are pleased with our performance in the fiscal fourth quarter. During the quarter we remained focused on executing on our strategic plan and now enter 2013 with substantially all non-Core assets divested. I am also pleased that we have hired Chris Perkins, who will start as Chief Financial Officer on February 1, 2013."

Mr. Pead continued, "Our focus for 2013 is to improve our operating margins, build the foundation for future revenue growth by expanding the functionality of our existing solutions and begin to leverage our Core competencies to enable application development using our platform, data integration and connectivity and data analytics in the Cloud."

Other fiscal fourth quarter 2012 results included the following:

•	Cash flows from operations were $28.4 million, an increase from $8.2 million in the same quarter in fiscal year 2011;

•	Net cash received from the divestitures of FuseSource and Shadow was $46.6 million;

•	The company repurchased 4.5 million shares of its common stock for $88.4 million as part of its previously announced and implemented 10b5-1 plan to repurchase $250.0 million by June 30, 2013;

•	Cash, cash equivalents and short-term investments increased to $355.2 million from $261.4 million at the end of the fiscal fourth quarter of 2011;

•	DSO from continuing operations was 70 days, compared to DSO of 73 days in the fiscal fourth quarter of 2011; and

•	Headcount was 1,395, down 7% from the end of last quarter and down 20% from one year ago.

Business Outlook

Progress Software provides the following guidance for the fiscal first quarter ending February 28, 2013:

•	On a constant currency basis, revenue growth is expected to be essentially flat compared to the fiscal first quarter of 2012; and

•	Non-GAAP operating margin is expected to be in the range of 20% to 24%.

The non-GAAP operating margin guidance excludes the items we traditionally exclude from our non-GAAP reporting metrics: amortization of intangible assets of $0.5 million to $0.6 million and stock-based compensation of $5.5 million to $6.4 million, for a GAAP operating margin in the range of 12% to 16%.

Conference Call

The Progress Software quarterly investor conference call to review its fiscal fourth quarter and fiscal year end of 2012 will be broadcast live at 5:00 p.m. ET on Thursday, January 3, 2013 on the investor relations section of the company’s website, located at www.progress.com. Additionally, you can listen to the call by telephone by dialing 1-888-715-1397, pass code 4194275. The conference call will include only brief comments followed by questions and answers. An archived version of the conference call and supporting materials will be available on the Progress Software website within the investor relations section after the live conference call.

Legal Notice Regarding Non-GAAP Financial Information

Progress Software provides non-GAAP financial information as additional information for investors. These non-GAAP measures are not in accordance with, or an alternative to, generally accepted accounting principles in the United States (GAAP). Progress Software believes that the non-GAAP results described in this release are useful for an understanding of its ongoing operations and provide additional detail and an alternative method of assessing its operating results. Management uses these non-GAAP results to compare the company's performance to that of prior periods for analysis of trends and for budget and planning purposes. A reconciliation of non-GAAP adjustments to the company's GAAP financial results is included in the tables below. Additional information regarding the company's non-GAAP financial information is contained in the company's Current Report on Form 8-K filed with the Securities and Exchange Commission in connection with this press release, which is available on the Progress website at www.progress.com within the investor relations section.

Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,” “expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates. Forward-looking statements in this press release include, but are not limited to, statements regarding Progress's strategic plan and the expected timing for completion; the components of that plan including operational restructuring, product divestitures and return of capital to shareholders; acquisitions; future revenue growth, operating margin and cost savings; product development, strategic partnering and marketing initiatives; the growth rates of certain markets; and other statements regarding the future operation, direction and success of Progress's business. There are a number of factors that could cause actual results or future events to differ materially from those anticipated by the forward-looking statements, including, without limitation:

(1) Progress's ability to realize the expected benefits and cost savings from its strategic plan; (2) market acceptance of Progress's strategic plan and product development initiatives; (3) disruption caused by implementation of the strategic plan and related restructuring and divestitures on relationships with employees, customers, ISVs, other channel partners, vendors and other business partners; (4) pricing pressures and the competitive environment in the software industry and Platform-as-a-Service market; (5) Progress's ability to complete the proposed product divestitures in a timely manner, at favorable prices or at all; (6) market conditions, timing constraints and other factors that could impact Progress's ability to complete the proposed share repurchases in fiscal 2013; (7) the accuracy of Progress's methodology for allocating non-dedicated costs and expenses (including general and administrative expenses) to its Core and non-Core segments; (8) Progress's ability to make technology acquisitions and to realize the expected benefits and anticipated synergies from such acquisitions; (9) the continuing weakness in the U.S. and international economies, which could result in fewer sales of Progress's products and/or delays in the implementation of Progress's strategic plan and may otherwise harm Progress's business; (10) business and consumer use of the Internet and the continuing adoption of Cloud technologies; (11) the receipt and shipment of new orders; (12) Progress's ability to expand its relationships with channel partners and to manage the interaction of channel partners with its direct sales force; (13) the timely release of enhancements to Progress's products and customer acceptance of new products; (14) the positioning of Progress's products in its existing and new markets; (15) variations in the demand for professional services and technical support; (16) Progress's ability to penetrate international markets and manage its international operations; and (17) changes in exchange rates. For further information regarding risks and uncertainties associated with Progress's business, please refer to Progress's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2011, as amended, and Quarterly Reports on Form 10-Q for the fiscal quarters ended February 29, 2012, May 31, 2012 and August 31, 2012. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

Progress Software Corporation

Progress Software Corporation (NASDAQ: PRGS) is a global software company that simplifies and enables the development, deployment and management of business applications on-premise or on any Cloud, on any platform and on any device with minimal IT complexity and low total cost of ownership. Progress Software can be reached at www.progress.com or 1-781-280-4000.

Apama, Corticon, DataDirect Connect, OpenEdge, the Progress Control Tower, Artix, Orbix and Orbacus are trademarks or registered trademarks of Progress Software Corporation or one of its subsidiaries or affiliates in the U.S. and other countries. Any other trademarks contained herein are the property of their respective owners.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended			Fiscal Year Ended
(In thousands, except per share data)	November 30, 2012	November 30, 2011	% Change	November 30, 2012	November 30, 2011	% Change
Revenue:
Software licenses	$35,726	$34,225	4%	$113,270	$125,966	(10)%
Maintenance and services	55,545	59,319	(6)%	221,935	234,738	(5)%
Total revenue	91,271	93,544	(2)%	335,205	360,704	(7)%
Costs of revenue:
Cost of software licenses	1,777	1,175	51%	6,112	5,430	13%
Cost of maintenance and services	9,020	9,324	(3)%	36,192	37,238	(3)%
Amortization of acquired intangibles	290	509	(43)%	1,259	2,600	(52)%
Total costs of revenue	11,087	11,008	1%	43,563	45,268	(4)%
Gross profit	80,184	82,536	(3)%	291,642	315,436	(8)%
Operating expenses:
Sales and marketing	35,414	26,787	32%	117,855	102,618	15%
Product development	13,415	11,023	22%	53,017	44,876	18%
General and administrative	14,216	16,120	(12)%	62,053	61,816	—%
Amortization of acquired intangibles	234	153	53%	962	966	—%
Restructuring expenses	(2)	(505)	100%	6,885	3,383	104%
Acquisition-related expenses	—	536	(100)%	215	536	(60)%
Total operating expenses	63,277	54,114	17%	240,987	214,195	13%
Income from operations	16,907	28,422	(41)%	50,655	101,241	(50)%
Other (expense) income, net	(680)	85	(900)%	196	(519)	138%
Income from continuing operations before income taxes	16,227	28,507	(43)%	50,851	100,722	(50)%
Provision for income taxes	4,645	11,286	(59)%	17,440	34,380	(49)%
Income from continuing operations	11,582	17,221	(33)%	33,411	66,342	(50)%
Income (loss) from discontinued operations, net	24,443	(5,046)	584%	14,033	(6,713)	309%
Net income	$36,025	$12,175	196%	$47,444	$59,629	(20)%

Earnings per share:
Basic:
Continuing operations	$0.18	$0.27	(33)%	$0.53	$1.01	(48)%
Discontinued operations	0.39	(0.08)	588%	0.22	(0.10)	320%
Net income per share	$0.57	$0.19	200%	0.75	$0.91	(18)%
Diluted
Continuing operations	$0.18	$0.27	(33)%	$0.52	$0.98	(47)%
Discontinued operations	0.38	(0.08)	575%	0.22	(0.10)	320%
Net income per share	$0.57	$0.19	200%	$0.74	$0.88	(16)%
Weighted average shares outstanding:
Basic	62,859	63,074	—%	62,881	65,705	(4)%
Diluted	63,576	63,973	(1)%	63,741	67,540	(6)%

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	November 30, 2012	November 30, 2011
Assets
Current assets:
Cash, cash equivalents and short-term investments	$355,217	$261,416
Accounts receivable, net	70,793	110,927
Other current assets	32,779	35,568
Assets held for sale	68,029	—
Total current assets	526,818	407,911
Property and equipment, net	63,071	66,206
Goodwill and intangible assets, net	231,229	320,619
Other assets	63,859	69,527
Total assets	$884,977	$864,263
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and other current liabilities	$110,944	$80,417
Short-term deferred revenue	103,925	145,727
Liabilities held for sale	25,285	—
Total current liabilities	240,154	226,144
Long-term deferred revenue	2,817	6,619
Other long-term liabilities	3,607	6,390
Shareholders’ equity:
Common stock and additional paid-in capital	300,333	309,221
Retained earnings	338,066	315,889
Total shareholders’ equity	638,399	625,110
Total liabilities and shareholders’ equity	$884,977	$864,263

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Fiscal Year Ended
(In thousands)	November 30, 2012	November 30, 2011	November 30, 2012	November 30, 2011
Cash flows from operating activities:
Net income	$36,025	$12,175	$47,444	$59,629
Depreciation and amortization	5,597	10,445	30,966	35,078
Stock-based compensation	6,729	7,244	28,233	25,999
Net gains and impairment on sales of dispositions and assets held for sale	(36,504)	—	(36,504)	—
Other non-cash adjustments	(896)	6,293	866	4,472
Changes in operating assets and liabilities	17,450	(27,991)	33,110	1,116
Net cash flows from operating activities	28,401	8,166	104,115	126,294
Capital expenditures	(1,129)	(3,091)	(7,735)	(17,047)
Redemptions and sales of auction-rate-securities	6,030	—	8,955	6,300
Issuances of common stock, net of repurchases	(76,392)	(56,941)	(52,108)	(150,337)
Payments for acquisitions, net of cash acquired	—	(22,900)	—	(22,900)
Proceeds from divestitures, net of direct costs	46,590	—	46,590	—
Other	(490)	(10,361)	(6,016)	(3,290)
Net change in cash, cash equivalents and short-term investments	3,010	(85,127)	93,801	(60,980)
Cash, cash equivalents and short-term investments, beginning of period	352,207	346,543	261,416	322,396
Cash, cash equivalents and short-term investments, end of period	$355,217	$261,416	$355,217	$261,416

RESULTS OF OPERATIONS BY SEGMENT

	Three Months Ended		Fiscal Year Ended
(In thousands)	November 30, 2012	November 30, 2011	November 30, 2012	November 30, 2011
Revenue:
Core segment	$91,271	$93,544	$335,205	$360,704
Non-Core segment	—	—	—	—
Total revenue	$91,271	$93,544	$335,205	$360,704
Income (loss) from operations:
Core segment	$27,157	$42,708	$111,276	$161,900
Non-Core segment	(5,197)	(8,351)	(27,030)	(32,306)
Unallocated items (1)	(5,053)	(5,935)	(33,591)	(28,353)
Total income from operations	$16,907	$28,422	$50,655	$101,241

(1) The following items are not allocated to our segments, as we manage and report our business using these items on a consolidated company basis only: stock-based compensation, amortization of acquired intangibles, transition expenses, restructuring expenses, acquisition-related expenses, litigation settlement and proxy-related costs.

SUPPLEMENTAL INFORMATION

Revenue by Type

(In thousands)	Q4 2011	Q1 2012	Q2 2012	Q3 2012	Q4 2012	FY 2012	FY 2011
License	$34,225	$31,889	$21,813	$23,842	$35,725	$113,269	$125,967
Maintenance	54,652	51,723	52,883	51,860	52,381	208,847	217,371
Professional services	4,667	3,601	3,708	2,615	3,165	13,089	17,366
Total revenue	$93,544	$87,213	$78,404	$78,317	$91,271	$335,205	$360,704

Revenue by Region

(In thousands)	Q4 2011	Q1 2012	Q2 2012	Q3 2012	Q4 2012	FY 2012	FY 2011
North America	$39,553	$37,590	$32,900	$35,665	$40,219	$146,374	$146,572
EMEA	38,182	34,698	32,447	29,782	34,224	131,151	153,206
Latin America	8,975	7,979	7,539	7,234	8,655	31,407	34,349
Asia Pacific	6,834	6,946	5,518	5,636	8,173	26,273	26,577
Total revenue	$93,544	$87,213	$78,404	$78,317	$91,271	$335,205	$360,704

Revenue Included in Net Income

(In thousands)	Q4 2011	Q1 2012	Q2 2012	Q3 2012	Q4 2012	FY 2012	FY 2011
Continuing operations	$93,544	$87,213	$78,404	$78,317	$91,271	$335,205	$360,704
Discontinued operations	42,796	37,213	36,192	33,664	30,451	137,520	172,891
Total	$136,340	$124,426	$114,596	$111,981	$121,722	$472,725	$533,595

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

Reconciliation of GAAP to non-GAAP Income from Operations and Operating Margin

	Three Months Ended		Fiscal Year Ended
(In thousands, except per share data)	November 30, 2012	November 30, 2011	November 30, 2012	November 30, 2011
GAAP income from operations	$16,907	$28,422	$50,655	$101,241
GAAP operating margin	19%	30%	15%	28%
Amortization of acquired intangibles	524	662	2,221	3,566
Stock-based compensation (1)	4,531	5,181	20,111	20,108
Transition expenses	—	61	—	760
Restructuring expenses	(2)	(505)	6,885	3,383
Acquisition-related expenses	—	536	215	536
Litigation settlement	—	—	900	—
Proxy contest-related costs	—	—	3,259	—
Total non-GAAP adjustments	5,053	5,935	33,591	28,353
Non-GAAP income from operations	$21,960	$34,357	$84,246	$129,594
Non-GAAP operating margin	24%	37%	25%	36%

(1) Stock-based compensation is included in the GAAP statements of income, as follows:

Cost of revenue	$174	$316	$898	$760
Sales and marketing	639	882	4,280	3,258
Product development	981	1,022	3,950	3,202
General and administrative	2,737	2,961	10,983	12,888
Stock-based compensation from continuing operations	$4,531	$5,181	$20,111	$20,108

Reconciliation of GAAP to non-GAAP Diluted Earnings per Share from Continuing Operations

	Three Months Ended		Fiscal Year Ended
(In thousands, except per share data)	November 30, 2012	November 30, 2011	November 30, 2012	November 30, 2011
GAAP income from continuing operations	$11,582	$17,221	$33,411	$66,342
Amortization of acquired intangibles	524	662	2,221	3,566
Stock-based compensation	4,531	5,181	20,111	20,108
Transition expenses	—	61	—	760
Restructuring expenses	(2)	(505)	6,885	3,383
Acquisition-related expenses	—	536	215	536
Litigation settlement	—	—	900	—
Proxy contest-related costs	—	—	3,259	—
Income tax adjustment	(2,094)	(84)	(9,299)	(8,229)
Total non-GAAP adjustments	2,959	5,851	24,292	20,124
Non-GAAP income from continuing operations	$14,541	$23,072	$57,703	$86,466

GAAP diluted earnings per share from continuing operations	$0.18	$0.27	$0.52	$0.98
Total non-GAAP adjustments (from above)	0.05	0.09	0.38	0.30
Non-GAAP diluted earnings per share from continuing operations	$0.23	$0.36	$0.91	$1.28

Diluted weighted average shares outstanding	63,576	63,973	63,741	67,540

Reconciliation of GAAP to non-GAAP Diluted Earnings per Share

	Three Months Ended		Fiscal Year Ended
(In thousands, except per share data)	November 30, 2012	November 30, 2011	November 30, 2012	November 30, 2011
GAAP net income	$36,025	$12,175	$47,444	$59,629
Amortization of acquired intangibles	2,725	5,682	19,090	23,746
Stock-based compensation	6,729	7,244	28,233	25,999
Transition expenses	—	109	—	1,163
Restructuring expenses	4,036	—	17,742	4,627
Acquisition-related expenses	—	536	215	536
Litigation settlement	—	—	900	—
Proxy contest-related costs	—	—	3,259	—
Net gains and loss on sales of dispositions and assets held for sale	(36,504)	—	(36,504)	—
Income tax adjustment	13,763	(3,723)	(2,798)	(16,592)
Total non-GAAP adjustments	(9,251)	9,848	30,137	39,479
Non-GAAP net income	$26,774	$22,023	$77,581	$99,108

GAAP diluted earnings per share	$0.57	$0.19	$0.74	$0.88
Total non-GAAP adjustments (from above)	(0.15)	0.15	0.47	0.58
Non-GAAP diluted earnings per share	$0.42	$0.34	$1.22	$1.47

Diluted weighted average shares outstanding	63,576	63,973	63,741	67,540